Exhibit 10.19

Option #:                      10/20/00 $6 Name of Employee:

EMPLOYEE INCENTIVE STOCK OPTION AGREEMENT WITH OPTION VESTING
(GRANTED WHILE A CLOSELY-HELD COMPANY)

HEARTLAND PAYMENT SYSTEMS, INC.

2000 EQUITY INCENTIVE PLAN

1.             Grant of Option.  Pursuant to the Heartland Payment Systems, Inc. 2000 Equity Incentive Plan (the “Plan”) of Heartland Payment Systems, Inc., a Delaware corporation (the “Company”), and its Subsidiaries, the Company grants to                                                          (the “Optionee”), an option to purchase from the Company a total of                                     full shares of common stock (“Common Stock”) of the Company, in the amounts, during the periods, and upon the terms and conditions set forth in this Agreement (the “Option” or “Agreement”). The Date of Grant Option is October 20, 2000. To the extent possible, the Option will be treated by the Company as an Incentive Stock Option as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

2.             Incorporation by Reference of Plan.  The provisions of the Plan, a copy of which is being furnished herewith to the Optionee, are incorporated by reference herein and shall govern as to all matters not expressly provided for in this Agreement. Capitalized terms not defined herein have the meaning set forth in the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.

3.             Option Price.  The purchase price for the shares of Common Stock subject to the Option (the “Option Price”) shall be $6.00 per share (subject to adjustment as provided in Section 12).

4.             Exercise of Option.  The Option shall be exercisable only in accordance with its provisions and those of the Plan. Except as provided in Sections 9 and 11 hereof, the Option shall not be exercisable after October 20, 2010.

5.             Vesting of Option.  The Option is fully vested.

6.             Method of Exercising Option.  Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised in whole or in part (for whole Shares only) by written notice delivered to the Company signed by the Optionee or by the person or persons exercising the Option, in the form of Exhibit A attached hereto.

Such notice shall be accompanied by payment in full of the Option Price. The Option Price shall be payable by certified or bank cashier’s check payable to the order of the Company, or in the form of unrestricted Shares already owned by the Optionee based on the fair market value (as defined in Article X of the Plan) of such Shares on the date the Option is exercised, or by a combination thereof, all as set forth in Section 7.3 of the Plan. To the extent the Option Price is paid in Shares, Shares delivered by the Optionee may be shares which were received by the Optionee upon the exercise of one or more previously exercised Incentive Options, but only if such Shares have been held by the Optionee for at least the greater of (a) two years from the date the Incentive Options were granted or (b) one year after the transfer of Shares to the Optionee, or (ii) Shares which were received by the Optionee upon exercise of one or more Nonqualified Options, but only if such Shares have been held by the Optionee for at least six months.

The Optionee shall not be entitled to any rights as a shareholder with respect to such shares of Common Stock being acquired pursuant to the exercise of the Option unless and until such certificates are issued. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate is issued.

In the event the Option shall be exercised by any person other than the Optionee, the notice of exercise of the Option shall be accompanied by proof satisfactory to the Committee of the right of such person to exercise the Option.

Certificates for the purchased shares will not be issued to the Optionee unless and until the Optionee has executed a stockholders agreement governing and limiting the stockholder’s rights to sell, transfer or otherwise dispose of the Shares.

7.             Holding Period of Shares Necessary for Favorable Tax Treatment.  To obtain the most advantageous federal income tax treatment for stock acquired pursuant to the Option, the Optionee may not dispose of Shares acquired pursuant to the Option (i) within two years of the date the Option is granted or (ii) within one year after the transfer of the Shares to the Optionee. The foregoing statement of tax consequences is intended only as a generalized statement of federal tax law (as in existence on the date of this Agreement) and the Optionee should consult a tax advisor to determine the specific tax consequences of his sale of the Shares. An Optionee who disposes of his Shares prior to the expiration of either holding period shall notify the Company, within 10 days after the disposition occurs, of the date of the sale and the amount of gain on the sale.

8.             Retained Ownership of Shares Acquired by Exercise.  A stated purpose of the Plan and of the grant of this Option is to increase the Optionee’s proprietary interest in the Company. This can be accomplished through the grant of this Option solely by the Optionee retaining ownership of the stock acquired pursuant to the exercise hereof for a significant period of time. The Company hereby states its expectation that upon exercise of this Option, in part or in full, the Optionee will retain ownership of the Shares purchased as follows:

Portion of Stock Purchased	To be Held For At Least the Following Duration
1/3	2 years
1/3	3 years
1/3	4 years

The Committee hereby states that in determining the number of shares to be optioned to the Optionee in future years, the Committee will take into consideration, among other factors, the extent to which the Optionee has satisfied the expectations of the Company with respect to the retained ownership of Shares acquired by the exercise of this Option.

9.             Death or Disability of the Optionee.  As provided in Section 9.2 of the Plan, if the Optionee shall Terminate Service by reason of his death or Disability, the Option shall become fully and immediately exercisable. The Option may be exercised by the Optionee’s estate or the Optionee, as the case may be, for a period of (i) one year from the date of death, or (ii) six months from a Termination of Service by reason of Disability, or until the expiration of the stated term of the Option, whichever period is shorter.

10.           Other Termination of Service.  If an Optionee shall Terminate Service for a reason other than his death or Disability, that portion of the Option that has not become exercisable on or before such date of Termination shall immediately be forfeited and canceled and become null and void. If such

Termination is due to voluntary resignation or involuntary dismissal, the Optionee may exercise that portion of the Option which became exercisable prior to the date of such Termination within the sooner to occur of (i) one month from the date of Termination of Service in the case of voluntary resignation or three months in the case of involuntary dismissal, or (ii) the end of the remaining stated term of the Option. Notwithstanding anything herein to the contrary, no part of the Option, whether or not exercisable, shall be exercisable after the date of termination if the Termination of Service is by the Company or any Subsidiary for Cause.

11.           Change in Control.  If within eighteen months following a Change In Control, the Optionee Terminates Employment by reason of an involuntary resignation, the Option shall immediately become exercisable on the Optionee’s last date of employment with the Company.

12.           Nontransferability of Options.  Except as provided in this Section 12, or as permitted by the Committee, the Option shall not be assignable or transferable by the Optionee, and any attempted disposition thereof shall be null and void and of no effect. Nothing in this Section 12 shall prevent transfers by will, by the applicable laws of descent and distribution, or pursuant to a Domestic Relations Order. During the life of the Optionee, the Option shall be exercisable only by the Optionee or the Optionee’s guardian or legal representative.

13.           Adjustment for Recapitalization, Etc.  In accordance with Article IX of the Plan, in the event of any change in the outstanding Shares by reason of a stock dividend, split or combination, recapitalization, reclassification, reorganization, merger or consolidation in which the Company is the surviving corporation, or other similar change affecting the Common Stock, the Committee shall determine any changes to the number and class of Shares described in Section 1 of this Agreement. This adjustment shall be made without a change to the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the per share Option Price described in Section 3 of this Agreement.

In the event of a transaction involving (i) a merger or consolidation in which the Company is not the surviving corporation or (ii) the sale or disposition of all or substantially all of the Company’s assets, provision shall be made in connection with such transaction for the assumption of the Option, or the substitution for the Option of new options of the successor corporation, with appropriate adjustment as to the number and kind of Shares and the purchase price for Shares thereunder, or, in the discretion of the Committee, the Option shall terminate on the effective date of such transaction and appropriate provision shall be made for payment to the Optionee of an amount in cash equal to the fair market value of a Share less the Option Price, multiplied by the number of Shares subject to the Option (to the extent the Option has not been exercised).

14.           Notices.  All notices and other communications required or permitted under the Plan and this Agreement shall be in writing and shall be given either by (i) personal delivery or (ii) first class registered or certified mail, return receipt requested. Any such communication shall be deemed to have been given (i) on the date of receipt in the cases referred to in clause (i) of the preceding sentence and (ii) on the second day after the date of mailing in the cases referred to in clause (ii) of the preceding sentence. All such communications to the Company shall be addressed to it, to the attention of its Secretary or Treasurer, at its then principal office and to the Optionee at his last address appearing on the records of the Company.

15.           Modification and Waiver.  Neither this Agreement nor any provision hereof can be changed, modified, amended, discharged, terminated or waived orally or by any course of dealing or purported course of dealing, but only by an agreement in writing signed by the Optionee or his heirs and the Company. No such agreement shall extend to or affect any provision of this Agreement not expressly changed, modified, amended, discharged, terminated or waived or impair any right consequent on such a provision. The waiver of or failure to enforce any breach of this Agreement shall not be deemed to be a waiver or acquiescence in any other breach thereof.

16.           Acceptance of Provisions.  The execution of this Agreement by the Employee shall constitute the Employee’s acceptance of and agreement to all of the terms and conditions of the Plan and this Agreement. The Optionee hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect to this Agreement shall be final and conclusive. This Agreement and the Plan contain a complete statement of all the arrangements between the parties with respect to this subject matter, and this Agreement cannot be changed except by a writing executed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed exclusively in New Jersey. The headings in this Agreement are solely for convenience of reference and shall not affect its meaning or interpretation.

HEARTLAND PAYMENT SYSTEMS, INC.

By:
Robert Owen Carr, Chief Executive Officer

OPTIONEE ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY’S 2000 EQUITY INCENTIVE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee acknowledges receipt of a copy of the Plan document and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

October 20, 2000
[Signature]

[Printed Name]

Residence Address: